UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 3, 2021

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027		The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Notice of Redemption of 5.375% Senior Notes due 2027

On May 3, 2021, Equinix, Inc. (the “Company”) delivered a notice of its intent to redeem (the “Redemption”) all of its outstanding 5.375% Senior Notes due 2027 (the “2027 Notes”). The Redemption is conditioned on the closing of the Offering (as defined below).

The Company expects to redeem all of the outstanding 2027 Notes on June 2, 2021 (the “Redemption Date”). The redemption price for the 2027 Notes will be calculated pursuant to the following formula: (1) 100% of the principal amount of such notes being redeemed plus the greater of (x) 1.0% of the principal amount of such notes and (y) the excess of (A) the present value at the redemption date of (i) 102.688% of the principal amount of such notes plus (ii) all required interest payments due on such notes through May 15, 2022 (excluding accrued and unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate based on the Treasury Rate plus 50 basis points, over (B) the principal amount of such notes, if greater, plus (2) accrued and unpaid interest to, but excluding, the redemption date, and subject to the rights of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date.

This Form 8-K does not constitute a notice of redemption with respect to the 2027 Notes.

Proposed Offering of Senior Notes

On May 3, 2021, the Company commenced a proposed offering (the “Offering”) of senior unsecured notes (the “Notes”). The Offering of the Notes will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-249763) filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2020.

The Company expects to use a portion of the net proceeds from the Offering to repay approximately $642.7 million outstanding under its senior unsecured multicurrency term loan facility (the “Term Loan Facility”) and to fund the Redemption of all of its outstanding $1.25 billion aggregate principal amount 2027 Notes, including the payment of the premium and accrued and unpaid interest to the redemption date.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any such statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Offering, the use of proceeds from the Offering, the expected repayment of a portion of the Term Loan Facility and the Redemption. Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. The Company’s actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and the Company assumes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: May 3, 2021